                                                                  EXHIBIT 99.11

                        INHALE THERAPEUTIC SYSTEMS, INC.

                  STOCK OPTION ASSUMPTION AND CONVERSION NOTICE
     (THE BRADFORD PARTICLE DESIGN PLC APPROVED EMPLOYEE SHARE OPTION SCHEME
                           - 1999 STOCK OPTION GRANTS)


The undersigned Executive Officer, upon delegation from the Board of Directors of Inhale Therapeutic Systems, Inc. ("INHALE"), pursuant to the assumption by Inhale of stock options ("BPD OPTIONS") granted under The Bradford Particle Design plc Approved Employee Share Option Scheme following Inhale's acquisition of Bradford Particle Design plc, hereby exchanges for Optionholder's BPD Options an option to purchase the number of shares of Inhale's Common Stock set forth below ("ROLL-OVER OPTION"). Except as specifically set forth in this notice, Optionholder's Roll-Over Option is otherwise subject to all of the terms and conditions as set forth in The Bradford Particle Design plc Approved Employee Share Option Scheme, which is incorporated herein in its entirety.(1)

Optionholder:                             ___________________
Optionholder Address:                     ___________________
Optionholder National Insurance No.:      ___________________
Date of Grant:                            ____________, 1999
Number of  Inhale Shares Subject to Option: ___________ (_______)
Exercise Price Per Share:                 USD$7.00
Expiration Date:                          ____________ , 2009_

TYPE OF GRANT:        Nonstatutory Stock Option

EXERCISE SCHEDULE:    From January 8, 2001 through _______________________,2009



PAYMENT:              By one or a combination of the following items:
                              By cash or check
                              Pursuant to a Regulation T Program if the
                                 Inhale shares are publicly traded




Executed as a Deed by:
INHALE THERAPEUTIC SYSTEMS, INC.

BY: _________________________________
               SIGNATURE

    _________________________________



____________________
(1) In the event of any conflict, the rules of the Bradford Particle Design plc Approved Employee Share Option Scheme and Schedule 9 of the Income and Corporate Taxes Act 1988 of the United Kingdom shall take precedence over the terms of this document.